                              AMENDMENT NO. 1 TO
                           STOCK PURCHASE AGREEMENT

     THIS AMENDMENT NO. 1 to STOCK PURCHASE AGREEMENT ("Amendment No. 1") is made and entered into as of the 26th day of March, 1998, by and between PREMIER PARKS INC., a Delaware corporation with offices at 122 E. 42nd Street, 49th Floor, New York, New York 10168, USA (the "Buyer") and CENTRAG S.A., a Belgian corporation with registered offices at Allee des marechaux 3, 1300 Wavre, KARABA S.A., a Belgian corporation with registered offices at Rayerslaen 107, 1030 Brussels, and WESTKOI N.V., a Belgian corporation with registered offices at Rayerslaen 107, 1030 Brussels (collectively, the "Sellers", or, individually, a "Seller"), with reference to the following facts:

     A. On December 15, 1997 Buyer and the Sellers entered into that certain Stock Purchase Agreement (the "Agreement").

     B. Buyer has requested that certain provisions of the Agreement, specifically as regards the number of shares of the Company to be purchased by the Buyer under the Agreement, be amended as set forth herein.

     C. The Buyer and the Sellers agree to amend the Agreement as set forth herein.

     D. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1. PURCHASE OF SHARES. Paragraph 1 of the Agreement shall be replaced in its entirety with the following:

     At the "Closing" (as defined in Paragraph 11.1), for the consideration hereinafter provided and in reliance upon the representations and warranties of the parties set forth herein, Sellers shall sell, assign and transfer to Buyer, and Buyer shall purchase from Sellers, good, marketable and unencumbered title in and to such number of shares of capital stock of the Company set forth opposite such Seller's name on
     Schedule I (the "Current Shares"); PROVIDED, HOWEVER, that the number of shares sold to the Buyer shall be adjusted (and Sellers shall, on a pro rata basis, sell to Buyer such number of additional or fewer shares of Common Stock, as the case may be) as necessary such that at the Closing Buyer shall receive such number of shares as is equal to 49.9% of the Outstanding Shares (as adjusted the "Shares" and individually, a "Share"). The Shares shall be transferred to Buyer free and clear of all liens, claims and encumbrances.

     The "Outstanding Shares" shall be all the capital shares of the Company issued and outstanding as of the "Closing Date" (as defined in Paragraph 11.1).

     2.  SCHEDULES.  Schedule 1, 2.1, 4.1.4, 4.3.1, 4.3.2, 4.5.1, 4.6, 4.7,
4.8, 4.10 and 4.14 to the Agreement shall be replaced in its entirety with the Schedules attached hereto.

     3. PURCHASE PRICE. The parties agree that the Share Price as determined pursuant to Paragraph 2 of the Agreement shall equal BEF 2385. The Purchase Price payable to each Seller pursuant to Paragraph 2.2 shall be as follows:

                                       PREMIER COMMON         NO. OF PREMIER
                 CASH VALUE              STOCK VALUE             SHARES
                 ----------           ----------------        ---------------
Centrag       BEF 1,041,216,588       BEF 260,304,147             184,145
Karaba              140,287,608            35,071,902              24,811
Westkoi              87,634,440            21,908,610              15,499
                  -------------           -----------             -------
                  1,269,138,636           317,284,659             224,455

     4. ADDITIONAL CONSIDERATION. (a) The introductory subparagraph to Paragraph 3 of the Agreement shall be replaced in its entirety with the following:

     As part of the consideration for the transfer of the Shares, following the Closing each Seller shall have the right to receive (subject to Paragraph 16.7 hereof and without prejudice to Paragraph 7.4) additional shares of Premier Common Stock ("Contingent Shares"), based upon the following formula:

     (b) As used in the Agreement (i) the term "Contingent Value Rights" shall be deemed to be replaced with the term "Contingent Shares" and (ii) the phrase "holder of Contingent Value Rights" shall be deemed to be replaced with the phrase "holder of the right to receive Contingent Shares".

     5. REPRESENTATIONS. The second sentence of Paragraph 4.2.2 shall be replaced in its entirety with the following:

     The Shares will constitute, at the time of the Closing, 49.9% of the total number of Outstanding Shares.

     6.  FEES.  Paragraph 6.8 is replaced in its entirety with the following:

          Sellers, jointly and severally, shall promptly pay and shall indemnify and hold harmless the Company, each Subsidiary, and Buyer with respect to any commission, finder's fee or similar payment claimed by any Person with this Agreement or any matter related thereto, including the advisory fees of

Investco (the "Investco Fee"), which shall be paid by the Sellers and excluded from Net Debt.

7.  REGISTRATION. A new paragraph 7.5 shall be added as follows:

    7.5  REGISTRATION. (a) Buyer agrees to the reasonable efforts to:

         i) prepare and file with the Commission a registration statement (the "Resale Registration Statement") on any appropriate form under the Securities Act with respect to the shares of Premier Common Stock sold to the Sellers at the Closing pursuant to the Agreement (the "Registrable Shares") and use its reasonable efforts to cause such Resale Registration Statement to become effective by June 23, 1998 (such date the "Target Date");

        ii) prepare and file with the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act (as defined herein) (the "Commission") such amendments, post-effective amendments, and supplements to such Resale Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Resale Registration Statement effective for a period of not less than 90 days.

       iii) furnish to each Seller such number of copies of such Resale Registration Statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), any documents incorporated by reference therein, and such other documents as such Seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Seller (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each Seller, in connection with the offering and sale of the Registrable Shares covered by the prospectus or any amendment or supplement thereto);

        iv) use its reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Sellers reasonably requests; use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which Registration Statement is required to be kept effective; and to any and all other acts and things which may be reasonably necessary to enable each Seller to consummate the disposition of the Registrable Shares owned by such Seller in such jurisdictions (PROVIDED, HOWEVER, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

         v) promptly notify each Seller and (if requested by any such Seller) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the Resale Registration Statement or any post-effective amendment; when the same has become effective, (B) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in the Resale Registration Statement or related prospectus untrue or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statements, of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein nor misleading, and except to the extent that a Suspension Notice (as defined in Paragraph 7.5(b)) is than in effect, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        vi) if requested by any Seller promptly incorporate in a prospectus supplement or post-effective amendment such information as any Seller reasonably requests to be included therein;

       vii) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Resale Registration Statement (in the form in which it was incorporated), deliver a copy of each such document to each of the Sellers;

      viii) cooperate with the Sellers to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Resale Registration Statement, and enable such securities to be in such denominations and registered in such names as the Sellers may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such Resale Registration Statement a supply of such certificates;

        ix) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Securities Exchange Act");

               x) advise each Seller, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Resale Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

          (b) Each Seller agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Ccompany of the happening of any event of the kind described in Paragraph 7.5(a)(v)(C), such Seller will forthwith discontinue disposition of Registrable Shares until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Paragraph 7.5(a)(v)(C), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Seller will deliver to the Company all copies of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such Suspension Notice, (i) the Company shall use reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and (ii) the time period regarding the effectiveness of registration statements set forth in Paragraph 7.5(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each Seller shall have received the copies of the supplemented or amended prospectus or the Advice.

          (c) All expenses incident to the Buyer's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the National Association of Securities Dealers, Inc. ("NASD") as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Securities), printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depositary Trust Company), messenger and delivery expenses, the Company's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Buyer whether or not the Resale Registration Statement becomes effective; PROVIDED that in no event shall Registration Expenses included (i) any underwriting discounts, commissions, or fees attributable to the sale of the Registrable
     Shares, (ii) any fees or expenses of any counsel, accountants, or other persons retained or employed by the Sellers or (iii) printing expenses for printing prospectuses.

          (d) In connection with the Resale Registration Statement, each
     Seller will furnish to the Buyer in writing such information and affidavits as the Buyer reasonably requests for use in connection with, and verification of matters contained in, the Resale Registration Statement.

     8. OTHER LEGAL MATTERS. The reference in Paragraph 9.3 to "and its Subsidiaries" is deleted.

     9. OWNERSHIP OF SHARES. Paragraph 9.6 of the Agreement shall be replaced in its entirety with the following:

      Upon consummation of the Closing, Buyer shall acquire full, exclusive and unconditional ownership of the Shares, which Shares shall constitute 49.9% of the total number of Outstanding Shares, as calculated on a fully-diluted basis taking into account all options, warrants, subscription and other rights outstanding for the purchase of capital shares or founder shares of the Company and any securities which allow the holders thereof voting rights or any rights to share in the profits of the Company.

     10. DELIVERIES AT CLOSING. Subparagraph 11.2.2(c) is deleted and the last sentence of the first paragraph of Paragraph 11.2 is replace in its entirety by the following:

     Buyer and each of the Sellers shall sign and date such entries and declaration of transfer in the Company's Shareholders' Registry as appropriate to effect the transfer of the Shares from Sellers to Buyer.

     11. LOCKUP AGREEMENT. Paragraph 12.8 shall be amended to replace the reference to "until the later of June 6, 1998 or 41 days after the issuance of shares of Premier Common Stock" with "until June 23, 1998."

     12.  CONSULTING AGREEMENTS.  A new Paragraph 12.11 is added as follows:

     12.11 CONSULTING AGREEMENTS. Following the completion of the Takeover Bid, Buyer shall cause the Company and Messrs. Eddy Meens, Thierry Meens and Yves Meens or with one or more companies controlled by the same intend to enter into consulting agreements each with a fixed term of three years and with aggregate annual consideration for all such agreements of BEF 15,000,000* and on such terms as are agreed by the parties thereto.

     13. SELLER'S INDEMNIFICATION. Paragraph 14.1 is replaced in its entirety with the following:

     Subject to the further provisions of this Article 14, Sellers shall each severally (in proportion to the number of Shares sold by each Seller at Closing) indemnify, defend and hold harmless Buyer, Premier and their respective officers and directors (and, in the case of clause (ii), the Company and its Subsidiaries) against any and all losses, liabilities, claims, damages, costs and expenses (collectively the "Damages"), insofar as such Damages (or actions in respect thereof) are based upon or arise out of (i) any breach or non-fulfillment of any warranty, representation, covenant or agreement made herein by Sellers, (ii) the litigation between Ms. Montoya, Caisse Primaire d'Assurance Maladie de Lyon and Avenir
     Land S.A. referred to on Schedule 4.10 to the Agreement (the "Montoya Litigation"), (iii) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any prospectus contained therein or used in connection therewith), or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit furnished in writing by such Seller or any of such Seller's employees, officers, directors, agents or affiliates specifically for inclusion in, or verification of matters set forth in the Resale Registration Statement (or prospectus contained therein or use in connection therewith) or (iv) any failure by the Sellers to deliver a copy of the Resale Registration Statement or prospectus or amendment or supplement thereto. The indemnification obligations provided for in this Paragraph shall be such party's sole remedy with respect to the breach of any warranty, representation, covenant or agreement made by Sellers in this Agreement and such indemnification shall be the sole responsibility of each Seller (in proportion to the number of Shares sold by each Seller at Closing), and, without prejudice to Paragraph 14.3.4, they shall not have any right to recover any portion of their liability from the Company or any Subsidiary, whether by right of indemnification, contribution or otherwise; PROVIDED, HOWEVER, that the foregoing shall not apply to limit the rights of Buyer pursuant to Paragraph 16.15 (Specific Performance).


     14. BUYER'S INDEMNIFICATION. Paragraph 14.2 is replaced in its entirety with the following:

     Subject to the further provisions of this Article 14, Buyer shall indemnify and hold harmless Sellers and their respective officers and directors against all Damages insofar as such Damages (or actions in respect thereof) are based upon or arise out of (i) any breach of any warrant, representation, covenant or agreement made herein by Buyer or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Resale Registration Statement (or any prospectus contained therein or used in connection therewith), or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit furnished in writing by such Seller or any of such Seller's employees, officers, directors, agents or affiliates, specifically for inclusion in, or verification of matters set forth in the Resale Registration Statement (or prospectus contained therein or use in connection therewith).

     15.  MONTOYA LITIGATION.  A new Paragraph 14.4.9 is added as follows:

     14.4.9 The limitations set forth in Paragraphs 14.4.1, 14.4.2, 14.4.3 and 14.4.8 are expressly made inapplicable to the Sellers' indemnification pursuant to Paragraph 14.1(ii). Sellers shall not be liable for indemnification obligation with respect to the Montoya Litigation pursuant to Paragraph 14.1(ii) unless and until the aggregate Damages incurred by the indemnified parties from the Montoya Litigation exceeds FRF 6.5 million, in which case Sellers shall be liable for indemnification to the full extent of such excess. Subject to the terms of Paragraph 14.3.2 Sellers and Buyer agree that with respect to the Montoya Litigation that Sellers have elected to defend the Montoya Litigation, such defense to be directed by Eddy Meens.

     16. COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17. DUE DILIGENCE. Buyer acknowledges that, prior to the Closing, it has received, together with its counsel and advisors, access to all documents and information marked for such purposes by the parties or their representatives and has also received certain information through meetings and discussions with the Company's staff and advisors and through appropriate searches of the public record.

          IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

                                          BUYER:

                                          PREMIER PARKS INC.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          SELLERS:

                                          CENTRAG S.A.


                                          By:  /s/ E. Meens
                                             ---------------------------------
                                          Name:  E. Meens
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          KARABA S.A.


                                          By: /s/ Luc Florizoone
                                             ---------------------------------
                                          Name:  Luc Florizoone
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          WESTKOI N.V.


                                          By: /s/ Luc Florizoone
                                             ---------------------------------
                                          Name:  Luc Florizoone
                                               -------------------------------
                                          Title:
                                                ------------------------------

          IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 as of the date first above written.

                                          BUYER:

                                          PREMIER PARKS INC.


                                          By: /s/ James F. [illegible]
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          SELLERS:

                                          CENTRAG S.A.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          KARABA N.V.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------


                                          WESTKOI N.V.


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                   SCHEDULE I

                                     Shares
                                     ------
Centrag S.A.                       545,711 shares

Karaba S.A.                         73,526 shares

Westkoi S.A.                        45,938 shares

     Total                         665,167 shares